As filed with the Securities and Exchange Commission on February 27, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-2056195
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3260 Jay Street
Santa Clara, CA 95054
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2012 Equity Incentive Plan
2012 Employee Stock Purchase Plan

(Full title of the plans)
______________________

Frank Slootman
President and Chief Executive Officer
ServiceNow, Inc.
3260 Jay Street
Santa Clara, CA 95054
(Name and address of agent for service)
(408) 501-8550
(Telephone number, including area code, of agent for service)
______________________

Please send copies of all communications to:

Robert A. Freedman, Esq. Dawn H. Belt, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Robert Specker, Esq. General Counsel ServiceNow, Inc. 3260 Jay Street Santa Clara, CA 95054 (408) 501-8550
______________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒ Accelerated filer  ☐ Non-accelerated filer  ☐ Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share	7,475,454	(2)	$78.41	(3)	$586,150,348.14	(3)	$68,110.67	(3)
Common Stock, $0.001 par value per share	1,495,090	(4)	$66.65	(5)	$99,647,748.50	(5)	$11,579.07	(5)
TOTAL	8,970,544		N/A		$685,798,096.64		$79,689.74

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Represents shares reserved for issuance under the 2012 Equity Incentive Plan as of the date of this Registration Statement.

(3)
Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for purposes of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on February 20, 2015.

(4)	Represents shares reserved for issuance under the 2012 Employee Stock Purchase Plan as of the date of this Registration Statement.

(5)
Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for purposes of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on February 20, 2015. In the case of the 2012 Employee Stock Purchase Plan, this price per share is multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2012 Employee Stock Purchase Plan.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, ServiceNow, Inc. (the “Registrant”) is filing this Registration Statement with the SEC to register 7,475,454 additional shares of Common Stock under the Registrant’s 2012 Equity Incentive Plan and 1,495,090 additional shares of Common Stock under the Registrant’s 2012 Employee Stock Purchase Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 29, 2012 (Registration No. 333-182445), the Form S-8 filed with the Commission on May 8, 2013 (Registration No. 333-188462) and the Form S-8 filed with the Commission on February 28, 2014 (Registration No. 333-194210). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)
the Registrant’s Annual Report on Form 10-K (Registration No. 001-35580) for the fiscal year ended December 31, 2014 filed with the Commission on February 27, 2015 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)
the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-35580) filed with the Commission on June 19, 2012 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
4.1	Restated Certificate of Incorporation of the Registrant, as currently in effect.	10-Q	001-35580	3.1	8/10/2012
4.2	Restated Bylaws of the Registrant, as currently in effect.	8-K	001-35580	3.1	12/10/2014
4.3	Form of Common Stock Certificate.	S-1/A	333-180486	4.1	6/19/2012
5.1	Opinion and Consent of Fenwick & West LLP.					X
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X
23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X
24.1	Power of Attorney (included on the signature page of this Registration Statement).					X
99.1	2012 Equity Incentive Plan and Forms of Stock Option Award Agreement, Restricted Stock Agreement, Stock Appreciation Right Award Agreement and Restricted Stock Unit Award Agreement thereunder.	S-1/A	333-180486	10.3	6/19/2012
99.2	Form of Stock Option Award Agreement and Restricted Stock Unit Award Agreement under 2012 Equity Incentive Plan adopted as of January 27, 2015.	10-K	001-35580	10.4	2/27/2015
99.3	2012 Employee Stock Purchase Plan and Form of Subscription Agreement thereunder.	10-K	001-35580	10.4	3/8/2013
99.4	Form of Subscription Agreement under 2012 Employee Stock Purchase Plan adopted as of January 27, 2015.	10-K	001-35580	10.6	2/27/2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 27th day of February, 2015.

ServiceNow, Inc.

By: /s/ Frank Slootman
Frank Slootman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank Slootman and Michael P. Scarpelli, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substation, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank Slootman	President, Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2015
Frank Slootman

/s/ Michael P. Scarpelli	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 27, 2015
Michael P. Scarpelli

/s/ Frederic B. Luddy	Chief Product Officer and Director	February 27, 2015
Frederic B. Luddy

/s/ Paul V. Barber	Director	February 27, 2015
Paul V. Barber

/s/ Susan L. Bostrom	Director	February 27, 2015
Susan L. Bostrom

/s/ Ronald E.F. Codd	Director	February 27, 2015
Ronald E. F. Codd

/s/ Charles Giancarlo	Director	February 27, 2015
Charles Giancarlo

/s/ Douglas M. Leone	Director	February 27, 2015
Douglas M. Leone

/s/ Jeffrey A. Miller	Director	February 27, 2015
Jeffrey A. Miller

/s/ Anita M. Sands	Director	February 27, 2015
Anita M. Sands

/s/ William L. Strauss	Director	February 27, 2015
William L. Strauss

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
4.1	Restated Certificate of Incorporation of the Registrant, as currently in effect.	10-Q	001-35580	3.1	8/10/2012
4.2	Restated Bylaws of the Registrant, as currently in effect.	8-K	001-35580	3.1	12/10/2014
4.3	Form of Common Stock Certificate.	S-1/A	333-180486	4.1	6/19/2012
5.1	Opinion and Consent of Fenwick & West LLP.					X
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X
23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X
24.1	Power of Attorney (included on the signature page of this Registration Statement).					X
99.1	2012 Equity Incentive Plan and Forms of Stock Option Award Agreement, Restricted Stock Agreement, Stock Appreciation Right Award Agreement and Restricted Stock Unit Award Agreement thereunder.	S-1/A	333-180486	10.3	6/19/2012
99.2	Form of Stock Option Award Agreement and Restricted Stock Unit Award Agreement under 2012 Equity Incentive Plan adopted as of January 27, 2015.	10-K	001-35580	10.4	2/27/2015
99.3	2012 Employee Stock Purchase Plan and Form of Subscription Agreement thereunder.	10-K	001-35580	10.4	3/8/2013
99.4	Form of Subscription Agreement under 2012 Employee Stock Purchase Plan adopted as of January 27, 2015.	10-K	001-35580	10.6	2/27/2015